CONSULTING AGREEMENT

This agreement (this "Agreement") is entered into as of April 21, 2008, between New Century Capital Consultants, Inc., a New York corporation ("NCCC"), and UFood Restaurant Group, Inc., a Nevada Corporation ("UFFC"), with reference to the following facts.

WHEREAS, NCCC represent itself as qualified to perform the desired services required by UFFC.

WHEREAS, UFFC desires to retain NCCC to act as a "general contractor" with regards to creating a diverse and comprehensive market awareness campaign to maximize visibility of the UFFC brand and the UFFC stock, as well as provide UFFC with introductions to financing sources. NCCC represents that it is not a registered broker dealer and will act as an introductory agent with regards to any financing opportunities that may arise from NCCC's efforts, any investment terms are to be negotiated by UFFC directly.

NCCC is willing to perform such services on the terms and conditions herein contained.

NOW THEREFORE, in consideration of the above stated premises and the promises herein contained, and for good and valuable consideration, the parties hereto agree as follows:

I. SERVICES PROVIDED BY NCCC

1. During the Term (as defined below), NCCC shall provide UFFC with those services set forth on Schedule A attached hereto.

2. NCCC shall not distribute any marketing material on behalf of UFFC, including without limitation the Mail Campaign (as defined in Schedule A) and supplemental mail campaign referenced in Schedule A hereto, without the prior written approval of UFFC.

3. NCCC shall fully disclose the nature of its relationship with UFFC, including without limitation the terms of this Agreement, on each and every publication by NCCC and other disclosure of NCCC, which relates to UFFC.

II. RESPONSIBILITIES OF UFFC

1. UFFC agrees to assist NCCC, as reasonably requested, in the preparation of the mailers listed on Schedule A attached hereto.

2. UFFC will, if requested, provide or arrange to be provided to NCCC or its designee, such reasonable accounting information as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on UFFC.

3. UFFC agrees to provide NCCC with certain business and other material information about UFFC, its products, services, contracts, pending litigation, patents, trademarks and other such business matters which NCCC may reasonably request and which NCCC reasonably considers to be important for the completion of this contract.

4. UFFC agrees, during the Term, to notify NCCC of any material changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

III. TERM AND COMPENSATION

1. Term; Termination. Except as otherwise provided herein, the term of this Agreement shall commence April ___, 2008 and end on the second anniversary of the date hereto. This Agreement may be terminated by UFFC prior to the end of the Term if the Mail Campaign is not completed by NCCC within forty-five (45) days following the effective date of UFFC's first resale registration statement on Form S-1, or similar form. NCCC may not terminate this Agreement prior to the end of the Term. Upon termination of this Agreement, (i) all unvested Shares (as defined below) shall be forfeited to UFFC and (ii) NCCC's right to acquire all unvested Warrant Shares (as defined below) under the Warrant (as defined below) shall terminate.

2. Compensation.

a. UFFC shall issue to NCCC, subject to the terms of this Section III, (i) 250,000 shares (the "Shares") of UFood restricted common stock, and (ii) a warrant (the "Warrant") to purchase 2,750,000 shares (the "Warrant Shares") of UFFC common stock, which Warrant shall be exercisable with respect to vested Warrant Shares for a period of five (5) years at an exercise price of $1.25 per share of common stock. The Shares and the Warrant Shares shall be included in the resale registration statement on Form S-1, or similar form, to be filed by UFFC in connection with its recent private placement offering.

b. The Shares and the Warrant Shares shall vest monthly over a two year period, and no Shares or Warrant Shares shall be vested as of the date of this Agreement. One twenty-fourth of the unvested Shares and one twenty-fourth of the unvested Warrant Shares shall vest at the end of each month following the date of this Agreement, subject to acceleration as follows:

i. if the average volume of UFFC common stock traded during any consecutive ten (10) day period is equal to or greater than 750,000 shares, twenty percent (20%) of the remaining unvested Shares and Warrant Shares shall vest on the last day of the such ten day period;

ii. if the average volume of UFFC common stock traded during any consecutive ten (10) day period is equal to or greater than 2,000,000 shares, thirty percent (30%) of the remaining unvested Shares and Warrant Shares shall vest on the last day of such ten day period;

iii. if NCCC introduces UFFC to a funding source who purchases greater than $5,000,000 of UFFC's equity securities in connection with a private placement of UFFC's equity securities, fifty percent (50%) of the remaining unvested Shares and Warrant Shares shall vest upon the consummation of the sale transaction;

iv. fifteen percent (15%) of the remaining unvested Shares and Warrant Shares shall vest upon the completion of the Mail Campaign;

v. if NCCC facilitates the publication of a positive news article about UFFC in either the *New York Times* or *Wall Street Journal*, twenty-five percent (25%) of the remaining unvested Shares and Warrant Shares shall vest on the date of publication, as well if NCCC facilitates the publication of a positive news article about UFFC in the *New York Post*, fifteen percent (15%) of the remaining unvested Shares and Warrant Shares shall vest on the date of publication; and

vi. if NCCC facilitates the airing of a positive television segment about UFFC on ABC, NBC, CBS, Fox, CNN or CNBC, twenty-five percent (25%) of the remaining unvested Shares and Warrant Shares shall vest on the date of airing.

c. UFood shall hold the unvested Shares in escrow pending the vesting of such Shares. The Warrant shall be evidenced by a warrant agreement which reflects the terms set forth above.

IV. REPRESENTATIONS BY NCCC

NCCC represents, warrants, and covenants to UFFC the following:

1. NCCC (i) is a company duly organized and existing under the laws of the State of New York, (ii) is in good standing with the jurisdiction of its organization and (iii) has the full power and authority to enter into and perform this Agreement.

2. The execution and delivery of this Agreement have been duly authorized by all necessary action on the part of NCCC.

3. This Agreement has been duly executed and delivered on behalf of NCCC and is the valid and binding obligation of NCCC enforceable against NCCC in accordance with its terms.

4. NCCC will disclose to UFFC any and all material facts and circumstances, which may affect its ability to perform it's undertaking herein.

5. NCCC will cooperate in a prompt and professional manner with UFFC or its agents in the performance of this Agreement.

6. The Shares and Warrants to be received by NCCC will be acquired for investment for NCCC's own account and not with a view to the distribution of any part thereof, and that NCCC has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws.

7. NCCC has had an opportunity to ask questions of and receive answers from UFFC's management regarding UFFC and the terms and conditions of the offering of the securities

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hereunder and to obtain additional information necessary to verify the accuracy of the information supplied or to which NCCC had access.

8. NCCC is and has experience as an investor in securities of companies, and acknowledges that the securities to be acquired hereunder are speculative and involve a high degree of risk. NCCC can bear the economic risk of its investment, including possible complete loss of such investment, for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities purchased hereunder. NCCC understands that the securities to be acquired hereunder have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated upon the accuracy of NCCC's representations and warranties in this Agreement. NCCC is familiar with Regulation D promulgated under the Securities Act and is an "accredited investor" as defined in Rule 501(a) of such Regulation D.

9. NCCC understands that the securities to be acquired hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from UFFC in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described below. In this connection, NCCC represents that it is familiar with Securities and Exchange Commission, Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

10. NCCC understands and acknowledges that the certificates evidencing the securities to be purchased hereunder may bear substantially the following legends:

> THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH (I) REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, (II) AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (III) UNDER AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

11. NCCC shall comply with any and all federal and state securities laws, regulations and orders in connection with its provision of services under this Agreement.

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V. REPRESENTATIONS OF UFFC

UFFC represents, warrants and covenants the following:

1. UFFC will perform its responsibilities under this Agreement so that NCCC may fulfill its responsibilities in a timely manner.

2. UFFC will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, or delay NCCC in performing work described in this Agreement. UFFC will not cause NCCC to perform work not described in this Agreement.

3. UFFC will cooperate in a prompt and professional manner with NCCC, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.

4. All financial information from UFFC will be provided to NCCC in a timely and complete manner and all other information which UFFC has previously provided to NCCC concerning UFFC is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

5. UFFC does hereby state that all information supplied to NCCC during the course of this Agreement shall be true and accurate to the best of UFFC's knowledge.

VI. CONFIDENTIALITY

NCCC recognizes and acknowledges that by reason of NCCC's retention by and service to UFFC before, during and, if applicable, after the Term, NCCC will have access to certain confidential and proprietary information relating to UFFC's business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). NCCC acknowledges that such Confidential Information is a valuable and unique asset of UFFC and NCCC covenants that it will not, unless expressly authorized in writing by UFFC, at any time during the Term or thereafter use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of NCCC's duties for UFFC and in a manner consistent with UFFC's policies regarding Confidential Information. NCCC also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of NCCC or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of UFFC or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order NCCC to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format), which comes into NCCC's possession during the Term, shall remain the property of

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UFFC. Except as required in the performance of NCCC's duties for UFFC, or unless expressly authorized in writing by UFFC, NCCC shall not remove any written Confidential Information from UFFC's premises, except in connection with the performance of NCCC's duties for UFFC and in a manner consistent with UFFC's policies regarding Confidential Information. Upon termination of this Agreement, NCCC agrees to return immediately to UFFC all written Confidential Information (including, without limitation, in any computer or other electronic format) in NCCC's possession. NCCC shall at all times comply with all securities laws in performing its duties hereunder and, without limitation of the foregoing, shall abstain from trading in UFFC's securities or publishing any recommendation or report regarding UFFC when in possession of material non-public information concerning UFFC. NCCC shall not publicize any material non-public information concerning UFFC without its express prior consent. NCCC shall at all times disclose in any publication or report any position it holds in UFFC securities.

NCCC acknowledges that remedies at law may be inadequate to protect against breach or threatened breach of this Article VI and NCCC hereby agrees to the granting of injunctive or other equitable relief in UFFC's favor without the requirement of posting a bond or proof of actual damage, and without regard to the adequacy of any remedy at law.

VII. NOTICES

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given, provided that the courtesy copy is delivered contemporaneously to the applicable party: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective party to the address listed below, or at such other addresses as each may designate upon ten (10) days' advance written notice to the other party.

If to NCCC

New Century Capital Consultants Inc
111 Great Neck Rd.-The Towers
Suite 300
Great Neck, NY 11021

If to UFFC:

UFood Restaurant Group, Inc.
255 Washington St., Suite 100
Newton, MA 02458
Attn: George A. Naddaff

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With a copy to:

Robinson & Cole LLP
695 East Main Street
Stamford, CT 06904
Attn: Richard A. Krantz, Esq.

VIII. ENTIRE AGREEMENT

Neither party has made representations to the other, which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties that have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

IX. NO ASSIGNMENT

Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

X. GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles. Each party, for itself and on behalf of its affiliates, hereto irrevocably consents to the exclusive jurisdiction of the Commonwealth of Massachusetts over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

XI. ATTORNEYS' FEES

In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees from the other party, in addition to any other relief granted by the court.

XII. WAIVER

The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

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XIII. SEVERABILITY

If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

XIV. AUTHORITY TO ENTER INTO AGREEMENT

The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the UFFC and NCCC respectively.

XV. INDEMNIFICATION

NCCC shall indemnify and hold harmless UFFC, its employees, directors and officers and its legal counsel and accountants and each controlling person of each of the foregoing (each such person being a "UFFC Indemnified Party") against any losses, claims, damages, or liabilities (or actions in respect thereof), including attorneys' fees, incurred or suffered by any UFFC Indemnified Party as a result of (i) NCCC's breach of any provision of this Agreement, (ii) NCCC's breach of any federal or state securities law, regulation or order, and (iii) NCCC's negligence or misconduct. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the person seeking indemnification and shall survive the Term.

UFFC agrees to indemnify NCCC from any liability or claim arising out of any act or omission on the part of UFFC that would be in violation of any securities laws and regulations.

XVI. MISCELLANEOUS

1. Consulting Relationship. NCCC shall perform all services under this Agreement as an independent contractor and not as an employee or agent of UFFC. NCCC is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, UFFC or to bind UFFC in any manner.

2. Amendment; Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.

UFood Restaurant Group, Inc.

By: ______________________
George A. Naddaff
CEO

New Century Capital Consultants, Inc.

By: ______________________
Stephen Schaeffer
Director

Schedule A

Services to be Provided by NCCC

NCCC shall create a diverse and comprehensive market awareness campaign to maximize visibility of the UFFC brand and UFFC stock, including, without limitation, the following:

i. Traditional Media Through our contacts and in conjunction with one of the professional public relations agencies in New York that we work with, we will seek to obtain written articles and television coverage UFFC's company, via traditional media outlets such as ABC, NBC, CBS, CNBC, Fox News, NY Times, NY Post, Wall Street Journal, Barron's, Crain's and Professional Magazines Industry Specific.

ii. Mail Campaign We will introduce UFFC to our vendors, who will create an 8-12 page color glossy mailer to be sent to approximately 500,000 pre-qualified individuals and professionals (the "Mail Campaign"). This mailer will serve to market the company, with the primary focus on the fact that UFFC is publicly traded.

iii. Supplemental Mail Campaign We mail a specific creative piece to newsletter publishers and a select group of their high net worth subscribers.

iv. Industry Meetings Organization of meetings in multiple cities with Wall St. professionals to meet with management of UFFC; any and all investors will be introduced to UFFC's bankers for the purpose of qualifying and closing any investment into UFFC's company.

v. NCCC represents to have expertise in the areas of business development, mergers and acquisitions and finance, and will make introductions to any and all sources deemed to be relevant UFFC's business.

vi. Commencing upon signing and at least once each month thereafter during the Term of this Agreement, NCCC shall prepare and present to UFFC a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by NCCC and UFFC, including, without limitation, those services set forth in this Schedule A.

The services to be rendered by NCCC to UFFC shall under no circumstances include the following:

i. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring NCCC to be registered as a broker-dealer under the Securities Act of 1934.

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ii. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

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